SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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HOUSTON AMERICAN ENERGY CORP.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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HOUSTON AMERICAN ENERGY CORP.

801 Travis St., Suite 1425

Houston, Texas 77002

April 26, 2010

Dear Stockholder:

We cordially invite you to attend our 2010 annual meeting of stockholders, which will be held at 10:00 a.m. on Tuesday, June 15, 2010 at the Houston Club, which is located at 811 Rusk Avenue, Houston, Texas 77002.

At this year’s annual meeting, the agenda will include the election of 2 Class A directors, the ratification of the selection of our independent registered public accounting firm for fiscal 2010 and the transaction of such other business as may properly come before the meeting or any adjournment thereof. Please refer to the enclosed proxy statement for detailed information on the proposal and other important information about Houston American Energy.

We hope you will be able to attend the annual meeting, but we know that not every stockholder will be able to do so. Whether or not you plan to attend, please complete, sign and return your proxy, or vote by telephone or via the Internet according to the instructions on the proxy card, so that your shares will be voted at the annual meeting.

Sincerely,

JOHN TERWILLIGER

Chairman of the Board

HOUSTON AMERICAN ENERGY CORP.

801 Travis St., Suite 1425

Houston, Texas 77002

NOTICE OF 2010 ANNUAL MEETING OF STOCKHOLDERS

June 15, 2010

Dear Stockholder:

The annual meeting of stockholders of Houston American Energy Corp. will be held at 10:00 a.m. on Tuesday, June 15, 2010, at the Houston Club, which is located at 811 Rusk Avenue, Houston, Texas 77002. The purpose of the annual meeting is to:

1. Elect two Class A directors to hold office for the next three years.

2. Ratify the selection of GBH CPAs, PC as our independent registered public accounting firm for the 2010 fiscal year.

3. Transact such other business as may properly come before the meeting or any adjournments thereof.

Only stockholders of record at the close of business on April 20, 2010 will be entitled to vote at the annual meeting and any and all adjourned sessions thereof. Our stock transfer books will remain open.

To ensure that your vote is recorded promptly, please vote as soon as possible. If you are a stockholder of record, please complete, sign and mail the proxy card in the enclosed postage-paid envelope. If your shares are held in “street name”, that is held for your account by a broker or other nominee, you will receive instructions from the holder of record that you must follow for your shares to be voted.

By Order of the Board of Directors,

JOHN TERWILLIGER

Chairman

Houston, Texas

April 26, 2010

HOUSTON AMERICAN ENERGY CORP.

801 Travis St., Suite 1425

Houston, Texas 77002

PROXY STATEMENT

Our board of directors is soliciting your proxy for the annual meeting of stockholders to be held at the Houston Club, which is located at 811 Rusk Avenue, Houston, Texas 77002, on Tuesday, June 15, 2010 at 10:00 a.m. and at any and all adjourned sessions of the annual meeting.

We are mailing our annual report for the fiscal year ended December 31, 2009, to our stockholders with this notice and proxy statement (including the form of proxy) on or about April 28, 2010.

Record Date and Quorum Requirements

Only stockholders of record at the close of business on April 20, 2010 will be entitled to vote at the annual meeting. The majority of the shares of common stock issued and outstanding and entitled to vote on the record date must be present in person or by proxy to have a quorum for the transaction of business at the annual meeting. Shares of common stock present in person or represented by proxy (including shares which abstain, withhold the vote or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum exists for a matter presented at the annual meeting. At the close of business on April 20, 2010, we had 31,080,772 shares of common stock issued and outstanding. Each share of common stock is entitled to one vote.

Voting Your Shares and Votes Required

Your vote is very important. If you do not vote your shares, you will not have an impact with respect to the issues to be voted on at this annual meeting. In addition, banks and brokers cannot vote on their clients’ behalf on “non-routine” proposals.

In order to be elected as directors, each of the nominees for director must receive a plurality of the votes cast at the annual meeting. Approval of the ratification of the selection of GBH CPAs, PC as our independent registered public accounting firm for the 2010 fiscal year will require the affirmative vote of a majority of the shares of common stock present or represented by proxy at the annual meeting.

Shares that abstain from voting on a particular proposal, and shares held in “street name” by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares on a particular proposal, will not be counted as votes “in favor” of such proposal, and will also not be counted as votes cast or shares voting on that proposal. Accordingly, abstentions and “broker non-votes” will have no effect on the voting on a proposal that requires the affirmative vote of a certain percentage of the votes cast or shares voting on a proposal. However, abstentions are considered to be present or represented in determining whether a quorum exists on a given matter.

Submitting Your Proxy

If you complete and submit your proxy, the persons named as proxies will vote the shares represented by your proxy in accordance with your instructions. If you submit a proxy card but do not fill out the voting instructions on the proxy card, the persons named as proxies will vote the shares represented by your proxy as follows:

•	FOR the election of the director nominee; and

•	FOR the ratification of the selection of GBH CPAs, PC as our registered public accounting firm.

To ensure that your vote is recorded promptly, please vote as soon as possible. To vote by proxy, please complete, sign and mail the proxy card in the enclosed postage-paid envelope.

Stockholders that attend the annual meeting and wish to vote in person will be given a ballot at the meeting. If your shares are held in “street name” and you want to attend the annual meeting, you must bring an account statement or letter from the brokerage firm or bank holding your shares showing that you were the beneficial owner of the shares on the record date. If you want to vote shares that are held in “street name” or are otherwise not registered in your name, you will need to obtain a “legal proxy” from the holder of record and present it at the annual meeting.

Revoking or Changing Your Proxy

You may revoke or change your proxy at any time before it is voted. For a stockholder “of record”, meaning one whose shares are registered in his or her own name, to revoke or change a proxy, the stockholder may follow one of the procedures listed below.

•	submit another properly signed proxy, which bears a later date;

•	deliver a written revocation to our corporate secretary; or

•	attend the annual meeting or any adjourned session thereof and vote in person.

If you are a beneficial owner of our common stock, and not the stockholder of record (for example your common stock is registered in “street name” with a brokerage firm), you must follow the procedures required by the holder of record, which is usually a brokerage firm or bank, to revoke or change a proxy. You should contact the stockholder of record directly for more information on these procedures.

Other Information

We will bear the expense of soliciting proxies. Our officers and certain other employees, without additional remuneration, may solicit proxies personally or by telephone, e-mail or other means.

Our Annual Report on Form 10-K for the year ended December 31, 2009, which is not part of the proxy soliciting materials, is included with this Proxy Statement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table below shows the number of our shares of common stock beneficially owned as of April 20, 2010 by:

•	each person or group known by us to beneficially own more than 5% of our outstanding common stock;

•	each director and nominee for director;

•	each executive officer named in the Summary Compensation Table under the heading “Executive Compensation” below; and

•	all of our current directors and executive officers of the company as a group.

The number of shares beneficially owned by each 5% holder, director or executive officer is determined by the rules of the SEC, and the information does not necessarily indicate beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares over which the person or entity has sole or shared voting power or investment power and also any shares that the person or entity can acquire within 60 days of April 20, 2010 through the exercise of any stock option or other right. For purposes of computing the percentage of outstanding shares of common stock held by each person or entity, any shares that the person or entity has the right to acquire within 60 days after April 20, 2010 are deemed to be outstanding with respect to such person or entity but are not deemed to be outstanding for the purpose of computing the percentage of ownership of any other person or entity. Unless otherwise indicated, each person or entity has sole investment and voting power (or shares such power with his or her spouse) over the shares set forth in the following table. The inclusion in the table below of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares. As of April 20, 2010, there were 31,080,772 shares of common stock issued and outstanding.

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned		Percentage of Common Stock Outstanding
John Terwilliger(1)*	8,916,186	(2)	28.4%
O. Lee Tawes(3)*	3,403,710	(4)	10.9%
Northeast Securities, Inc.(3)	2,522,700	(5)	8.1%
Edwin Broun III*	1,051,666	(6)	3.4%
Jay Jacobs	353,900	(7)	†
Stephen Hartzell*	92,666	(8)	†
John Boylan*	30,000	(9)	†
Columbia Wagner Asset Management, L.P.(10)	2,400,000	(11)	7.7%
All current directors and executive officers as a group (6 persons)	13,848,128	(12)	43.5%

*	Director of our company
†	Less than 1% of the shares of total common stock outstanding as of April 20, 2010.
(1)	Address is care of Houston American Energy Corp., 801 Travis St., Suite 1425, Houston, Texas 77002.
(2)	Includes 300,000 stock options that may be exercised within 60 days of April 20, 2010. 8,616,186 of the shares held by Mr. Terwilliger are pledged as security.
(3)	Address is care of Northeast Securities, Inc., 100 Wall Street, New York, New York 10005.
(4)	Includes 119,034 shares owned by Mr. Tawes’ spouse and 36,666 stock options that may be exercised within 60 days of April 20, 2010. 3,117,000 of the shares held by Mr. Tawes are pledged as security.
(5)	Based upon information regarding Houston American Energy Corp. holdings reported on a Schedule 13G filed with the SEC on January 26, 2007. Northeast Securities, Inc. reports that it has the shared power to dispose of or to direct the disposition of, and limited power to vote, all 2,522,700 shares reported as beneficially owned by it. Shares indicated as beneficially owned include shares held by, or for the benefit of, certain officers, directors and employees and unrelated clients of Northeast Securities, Inc.
(6)	Includes 15,000 shares owned by Mr. Broun’s spouse and 36,666 stock options that may be exercised within 60 days of April 20, 2010.
(7)	Includes 340,000 stock options that may be exercised within 60 days of April 20, 2010.
(8)	Includes 36,666 stock options that may be exercised within 60 days of April 20, 2010.
(9)	Includes 30,000 stock options that may be exercised within 60 days of April 20, 2010.
(10)	Address is 227 West Monroe Street, Suite 3000, Chicago, Illinois 60606.
(11)	Based upon information regarding Houston American Energy Corp. holdings reported on a Schedule 13G filed with the SEC on February 1, 2010. Colombia Wagner Asset Management, L.P. reports that it has sole power to dispose of or to direct the disposition of, and to vote, all 2,400,000 shares reported as beneficially owned by it.
(12)	Includes 779,998 stock options that may be exercised within 60 days of April 20, 2010. 11,733,186 of the shares held by directors and executive officers are pledged as security.

PROPOSAL 1

ELECTION OF DIRECTORS

Our restated articles of organization and amended and restated by-laws, each as amended to date, provide for the classification of our board into three classes, as nearly equal in number as possible. The Class A, Class B and Class C directors are currently serving until the annual meeting of stockholders that will be held in 2010,

2012 and 2011, respectively, and until their respective successors are elected and qualified. At each annual meeting of stockholders, directors are elected for a full term of three years to succeed those whose terms are expiring.

Our board has fixed the number of directors at five. There are currently two Class A directors, one Class B director and two Class C directors.

Unless otherwise instructed, the persons named as proxies will vote all proxies received FOR the election of the persons named as nominees below as Class A directors for a term of three years, until the annual meeting of stockholders to be held in 2013 and until his successor is elected and qualified.

The nominees listed below are currently serving as directors and have indicated that they are willing to continue to serve, if elected. The independent directors of the board nominated the candidates for election. If one or more of the nominees should become unavailable, the persons named as proxies will vote all proxies received for a substitute nominee(s) designated by the board, unless instructions are given to the contrary. The board has no reason to believe that any of the nominees will become unavailable.

In the section below, we provide the names and biographical information about the Class A nominees and each other member of the board.

There are no family relationships among any of our directors, nominees for director and executive officers.

Nominees for Election as Class A Directors Continuing in Office until 2013

Edwin Broun III Age: 57 Director Since: 2005

Mr. Broun is the owner/operator of Broun Energy, LLC, an oil and gas exploration and production company. He co-founded, and, from 1994 to 2003, was Vice President and Managing Partner of Sierra Mineral Development, L.C., an oil and gas exploration and production company. Previously, Mr. Broun was a partner and consultant in Tierra Mineral Development, L.C. and served in various petroleum engineering and management capacities with Atlantic Richfield Company, Tenneco Oil Company, ITR Petroleum, Inc. General Atlantic Resources, Inc. and West Hall Associates, Inc. Mr. Broun received his B.S. in Petroleum Engineering from the University of Texas and an M.S. in Engineering Management from the University of Alaska.

Mr. Broun brings to our board over 30 years of broad experience in the oil and gas industry, covering engineering, operations management and asset management, and his resulting understanding of our industry, operating environment, key drivers of operational success and specific engineering aspects and challenges encountered in operations.

Stephen Hartzell Age: 56 Director Since: 2005

Since 2003, Mr. Hartzell has been an owner operator of Southern Star Exploration, LLC, an independent oil and gas company. From 1986 to 2003, Mr. Hartzell served as an independent consulting geologist. From 1978 to 1986, Mr. Hartzell served as a petroleum geologist, division geologist and senior geologist with Amoco Production Company, Tesoro Petroleum Corporation, Moore McCormack Energy and American Hunter Exploration. Mr. Hartzell received his B.S. in Geology from Western Illinois University and an M.S. in Geology from Northern Illinois University.

Mr. Hartzell brings to our board over 30 years of broad experience in the oil and gas industry, covering geology, operations management and asset management, and his resulting understanding of our industry, operating environment, key drivers of operational success and specific geological characteristics and challenges encountered in operations.

Class B Director Continuing in Office until 2012

John Boylan Age: 43 Director Since: 2006

Mr. Boylan has served as a financial consultant to the oil and gas industry since January 2008. Mr. Boylan served as a manager of Atasca Resources, an independent oil and gas exploration and production company, from 2003 through 2007. Previously, Mr. Boylan served in various executive capacities in the energy industry, including both the exploration and production and oil services sectors. Mr. Boylan’s experience also includes work as a senior auditor for KPMG Peat Marwick and a senior associate project management consultant for Coopers & Lybrand Consulting. Mr. Boylan holds a BBA with a major in Accounting from the University of Texas and an MBA with majors in Finance, Economics and International Business from New York University.

In December 2007, Mr. Boylan filed a bankruptcy petition under Chapter 7 of the United States Bankruptcy Code in Cause No. 07-38742-H3-7 in the United States District Court for the Southern District of Texas, Houston Division. He received a discharge from Chapter 7 in June 2009. The bankruptcy petition was filed in response to efforts by a creditor to collect obligations of a company of which Mr. Boylan was a prior part owner, which obligations were personally guaranteed by Mr. Boylan.

Mr. Boylan brings to our board 15 years of broad experience in the oil and gas industry, covering operations, accounting and finance, and his resulting understanding of the Company’s industry, operating environment, key drivers of operational and financial success and specific accounting and financial characteristics and challenges encountered in finance and financial reporting.

Class C Directors Continuing in Office Until 2011

O. Lee Tawes III Age: 62 Director Since: 2005

Mr. Tawes is Executive Vice President and Head of Investment Banking, and a Director at Northeast Securities Inc. Prior to joining Northeast Securities, Mr. Tawes held management and research analyst positions with C.E. Unterberg, Towbin, Oppenheimer & Co. Inc., CIBC World Markets and Goldman Sachs & Co. from 1972 to 2004. Mr. Tawes has served as a Director of New Leaf Brands, Inc. since 2001 and of GSE Systems, Inc. since 2006. Mr. Tawes is a graduate of Princeton University and received his MBA from Darden School at the University of Virginia.

Mr. Tawes brings to our board over 30 years of broad experience in finance and investment banking, and specific experience in oil and gas finance and investment banking, and his resulting understanding of our industry, operating environment, key drivers of financial success and specific capital market characteristics and challenges encountered by our company.

John Terwilliger Age: 62 Director Since: 2001

Mr. Terwilliger has served as our Chairman, Chief Executive Officer, President and a director since our inception in April 2001.

On April 9, 2002, Moose Oil & Gas Company and its wholly-owned subsidiary, Moose Operating Co., Inc., filed a bankruptcy petition under Chapter 7 of the United States Bankruptcy Code in Cause No. 02-33891-H507: 02-22892, in the United States District Court for the Southern District of Texas, Houston Division. At the time of the filing of the bankruptcy petition, Mr. Terwilliger was the chairman of the board and president of both Moose Oil & Gas Company and Moose Operating Co., Inc. Mr. Terwilliger resigned those positions on April 9, 2002.

Mr. Terwilliger brings to our board over 30 years of energy industry experience as well as essential insight and guidance from an inside perspective as a result of his key and ongoing role in acquiring and managing our asset portfolio, his central role in managing all aspects of operations of our company and his position as our largest shareholder.

OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE NOMINEES TO THE BOARD OF DIRECTORS SET FORTH IN THIS PROPOSAL 1.

In considering your vote with respect to the election directors pursuant to Proposal 1, you should consider the discussions of “Compensation” and “Corporate Governance” and the other discussions contained in this Proxy Statement.

PROPOSAL 2

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our board, on the recommendation of the audit committee, has selected the firm of GBH CPAs, PC as our registered public accounting firm for fiscal 2010. GBH CPAs, PC has served as our registered public accounting firm since January 2009. Although stockholder approval of the board’s selection of GBH CPAs, PC is not required by law, the board believes that it is advisable to give stockholders an opportunity to ratify this selection. If this proposal is not approved at the annual meeting, the board will reconsider its selection of GBH CPAs, PC.

Representatives of GBH CPAs, PC are expected to be present at the annual meeting. They will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders.

OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF GBH CPAs, PC AS OUR REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2010.

In considering your vote with respect to the ratification of our selection of GBH CPAs, PC as our registered public accounting firm pursuant to Proposal 2, you should consider the discussion of “Relationship with Independent Registered Public Accounting Firm” and the other discussions contained in this Proxy Statement.

COMPENSATION

Summary Executive Compensation Table

The following table includes information concerning compensation for the three years ended December 31, 2009 for our CEO and our CFO, being our only executive officers and employees during the latest year:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
John F. Terwilliger, CEO	2009	315,000	0	—	—	—	—	315,000
	2008	315,000	675,000	300,240	4,569,640	—	—	5,859,880
	2007	307,500	50,000	—	—	—	—	357,500

Jay Jacobs, CFO	2009	165,000	0	—	182,831	—	—	347,831
	2008	157,500	75,000	100,080	729,573	—	—	1,062,153
	2007	137,500	30,000	—	—	—	—	167,500

(1)	2008 “Stock Awards” include stock awards approved during 2007 by our compensation committee and board but subject to subsequent approval by our shareholders which approval was received during 2008.
(2)	The amounts included in the “Stock Awards” and “Option Awards” columns reflect the grant date fair value calculated in accordance with FASB ASC Topic 718. The Company’s FASB ASC Topic 718 assumptions used in these calculations are set forth in Note 4 to the Financial Statements included in the Company’s annual report on Form 10-K filed with the SEC on March 29, 2010. See “Grants of Plan-Based Awards – 2009” for details with respect to the terms of the Stock Options awarded during 2009.

Grants of Plan-Based Awards - 2009

The following table sets forth information regarding plan-based awards to the Company’s Named Executives in 2009.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)(1)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(2)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Jay Jacobs	6/9/2009	—	—	—	—	—	—	—	120,000	2.05	182,831

(1)	Reflects the number of stock options awarded in fiscal year 2009. Stock options vest one-third on each of the first three anniversaries of the grant date.
(2)	Reflects the grant date fair value calculated in accordance with FASB ASC Topic 718. The Company’s FASB ASC Topic 718 assumptions used in these calculations are set forth in Note 4 to the Financial Statements included in the Company’s annual report on Form 10-K filed with the SEC on March 29, 2010.

Outstanding Equity Awards at Fiscal Year-End

The following table includes certain information with respect to the number of all unexercised options previously awarded to the named executive officers at December 31, 2009.

	Option Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
John Terwilliger, CEO	150,000	750,000	(1)	—	7.20	06/01/2018
Jay Jacobs, CFO	—	120,000	(2)	—	2.05	06/09/2019
	50,000	100,000	(2)	—	7.20	06/01/2018
	200,000	—		—	2.98	07/05/2016

(1)	Options become exercisable in six equal installments beginning one year after the date of grant and on each of the next five anniversaries of the date of grant.
(2)	Options become exercisable in three equal installments beginning one year after the date of grant and on each of the next two anniversaries of the date of grant.

Employment Arrangements and Plans

Employment Agreements and Compensation Practices

We do not have employment agreements with any of our executive officers or employees.

Compensation of our executive officers, including base salary, bonuses and equity awards, is fixed annually by our Compensation Committee. The committee takes into consideration the recommendations of the chief executive officer with respect to the executive officers who report to him. Such executive officers are not present at the time of these deliberations. The committee may accept or adjust such recommendations. With respect to the chief executive officer, the committee may consult with the chief executive officer but the chief executive officer will not be present at the time of deliberations and the compensation committee will make the sole determination of compensation.

Our current compensation practices and procedures are intentionally simplistic at this time in recognition of the small number of employees and the company’s historic preference for minimizing cash outlays. As a result, the company has not, as yet, adopted any formal cash bonus plans or any retirement plans, instead relying on equity compensation and event specific cash bonuses as a principal element of both compensation and motivation of its executive officers. In particular, wealth creation aspects of equity have served as both an avenue for rewarding overall company performance and as a means of creating wealth accumulation.

In fixing compensation, the committee chooses to pay each element of compensation, including compensation under any bonus plans we may adopt, in order to attract and retain the necessary executive talent, reward annual performance and provide incentive for their balanced focus on long-term strategic goals as well as short-term performance. The amount of each element of compensation will be determined by or under the direction of the committee taking into account industry compensation practices and using the following factors to determine the amount of salary and other benefits to pay each executive:

•	performance against corporate and individual objectives for the previous year;

•	difficulty of achieving desired results in the coming year;

•	value of their unique skills and capabilities to support long-term performance of the company;

•	performance of their general management responsibilities; and

•	contribution as a member of the executive management team.

These elements fit into our overall compensation objectives by helping to secure the future potential of our operations, facilitating our development of oil and gas reserves, providing proper compliance and regulatory guidance, and helping to create a cohesive team.

During 2007, our Compensation Committee retained Deloitte Consulting LLP, outside independent compensation consultants, to provide a survey of compensation practices for similarly situated companies and to provide broad recommendations regarding the compensation of our CEO and CFO. We may retain outside compensation consultants in the future to provide advice with respect to our compensation practices.

Equity Incentive Plans

Our board of directors and shareholders have adopted our the Houston American Energy Corp. 2005 Stock Option Plan (the “2005 Plan”) and the Houston American Energy Corp. 2008 Equity Incentive Plan (the “2008 Plan” and, together with the 2005 Plan, the “Plans”).

Under the 2005 Plan, 500,000 shares of common stock are reserved for issuance pursuant to stock options. Under the 2008 Plan, 2,200,000 shares of common stock are reserved for issuance pursuant to grants of stock options and restricted stock. The Plans are administered by our Compensation Committee and provide that key employees, consultants and directors are eligible to participate therein.

Post-Employment Compensation

Pension Benefits

We do not maintain any retirement plans or otherwise provide any retirement benefits of any nature for our executives or employees.

Termination or Change in Control Payments

All of our employees, including our executive officers, are employees-at-will and as such do not have employment contracts with us and we have no agreements, written or oral, to provide any payments to our executives or employees upon termination or a change-in-control.

Compensation Practices and Risk Management

Our board and Compensation Committee believe that there are no risks of material adverse effects on our company arising from our compensation practices and policies as they relate to risk management practices and risk-taking incentives.

Director Compensation Table

The following table provides compensation information for the year ended December 31, 2009 for each member of our Board of Directors:

Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)(2)(3)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
John Boylan	14,000	—	14,316	—	—	28,316
Edwin Broun III	10,000	—	9,543	—	—	19,543
Stephen Hartzell	10,000	—	9,543	—	—	19,543
O. Lee Tawes III	6,000	—	4,772	—	—	10,772

(1)	Mr. John Terwilliger, a director and officer of our company, has been omitted from this table since he receives no compensation for serving on our board.
(2)	Reflects the grant date fair value calculated in accordance with FASB ASC Topic 718. The Company’s FASB ASC Topic 718 assumptions used in these calculations are set forth in Note 4 to the Financial Statements included in the Company’s annual report on Form 10-K filed with the SEC on March 29, 2010.
(3)	The following are the aggregate number of option awards outstanding that have been granted to each of our non-employee directors as of December 31, 2009, the last day of the 2009 fiscal year: Mr. Boylan: 30,000; Mr. Broun: 36,666; Mr. Hartzell: 36,666; and Mr. Tawes: 36,666.

Standard Director Compensation Arrangements

We compensate non-employee members of the board through a mixture of cash and equity-based compensation. Each non-employee director receives an annual retainer of $6,000, payable in quarterly installments of $1,500, for his services as a director. Each committee member receives an annual retainer of $2,000 per committee served on, payable in quarterly installments of $500 per committee. In addition, the chairman of the audit committee receives an annual retainer of $2,500 payable in quarterly installments of $625 and the chairmen of all other committees receive annual retainers of $1,500 payable in quarterly installments of $375. We also reimburse expenses incurred by non-employee directors to attend board and committee meetings.

On the date of the initial appointment or election of each non-employee director, the non-employee director receives a stock option grant to purchase 20,000 shares of our common stock at a price equal to the fair market value of our common stock on the date of grant. On the date of each annual meeting of stockholders following initial appointment or election, each non-employee director that stands for reelection and is reelected receives an annual stock option grant to purchase 10,000 shares of our common stock at a price equal to the fair market value of our common stock on the date of grant.

During 2009, the board made non-standard option grants to Messrs. Broun, Hartzell and Tawes in order to reflect the lack of option grants in the initial years of board service of each and to equalize the option holdings of each based on periods of service.

Directors who are also our employees do not receive cash or equity compensation for service on the board in addition to compensation payable for their service as employees of Houston American Energy.

CORPORATE GOVERNANCE

The Board and Board Meetings

The board consists of five directors. During the fiscal year ended December 31, 2009, the board held a total of 10 meetings. Each director, other than Edwin Broun III, attended at least 75% of the total number of meetings of the board and at least 75% of the meetings of all committees on which he served. Our corporate governance guidelines, which were adopted in March 2007, provide that directors are expected to attend the annual meeting of stockholders. All of our directors attended our 2009 annual meeting of stockholders.

Board Independence

The board has determined that each of the directors, with the exception of Messrs. Terwilliger and Tawes, qualify as “independent” as defined by applicable Nasdaq and SEC rules. In making this determination, the board has concluded that none of these members has a relationship that, in the opinion of the board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Stephen Hartzell has served as lead director since March 2007 and presides over meetings of the independent directors.

Board Committees

The board currently has, and appoints members to, two standing committees: the audit committee and the compensation committee. Each member of these committees is independent as defined by applicable Nasdaq and SEC rules. Each of the committees has a written charter approved by the board. The current members of the committees are identified below:

Director	Audit			Compensation
John Boylan	✓	(Chair	)	✓	(Chair	)
Edwin Broun III	✓			✓
Stephen Hartzell	✓			✓

Audit Committee

The audit committee is composed of three independent directors, Messrs. Boylan, Broun and Hartzell, each of whom meets the independence and financial literacy requirements as defined by applicable Nasdaq and SEC rules. The audit committee assists the board in its general oversight of our financial reporting, internal controls, legal compliance, ethics programs and audit functions, and is directly responsible for the appointment, evaluation, retention and compensation of the registered public accounting firm. The board has determined that Mr. Boylan qualifies as an “audit committee financial expert” in accordance with the applicable rules and regulations of the SEC.

The audit committee acts under the terms of a written charter initially adopted in May 2006. A copy of the audit committee charter is attached to the Proxy Statement filed with the SEC on April 19, 2007. The audit committee met four times during the fiscal year ended December 31, 2009. For more information regarding the audit committee, please refer to the “Report of Audit Committee” beginning on page 15.

Compensation Committee

The compensation committee, which is appointed by the board, is composed of three non-employee independent directors as defined by applicable Nasdaq rules. The committee is responsible for establishing and administering the policies that govern both annual compensation and equity ownership. It reviews and approves salaries, bonus and incentive compensation, perquisites, equity compensation, and all other forms of compensation for our executive officers, including the chief executive officer. The compensation committee is also responsible for reviewing and administering our incentive compensation plans, equity incentive programs and other benefit plans. It periodically reviews and makes recommendations to the board with respect to director compensation.

The compensation committee acts under the terms of a written charter adopted in May 2006. A copy of the compensation committee charter is attached to the Proxy Statement filed with the SEC on April 19, 2007. The compensation committee held one meeting during the fiscal year ended December 31, 2009.

Nomination of Directors

The board of directors does not maintain a standing nominating committee. Instead, the board has adopted, by resolution, a process of nominating directors wherein nominees must be selected, or recommended for the board’s selection, by a majority of the independent directors with independence determined in accordance with Nasdaq standards. Because of the relatively small size of the board and the current demands on the independent directors, the board determined that the nomination process would best be carried out, while maintaining the independence of the nominating process, by drawing upon the resources of all board members with the requirement that nominates be selected by a majority of the independent directors.

In the event of a vacancy on the board, the process followed by the independent directors in nominating and evaluating director candidates includes requests to board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the board.

In considering whether to recommend any particular candidate for inclusion in the board’s slate of recommended director nominees, the independent directors apply criteria adopted by the board. These criteria include the candidate’s integrity, business acumen, knowledge of our business and industry, experience, diligence, absence of conflicts of interest and the ability to act in the interests of all stockholders. No specific weights are assigned to particular criteria and no particular criterion is a prerequisite for each prospective nominee. The Board does not have a formal policy with respect to diversity of nominees. We believe that the backgrounds and qualifications of our directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will best allow the board to fulfill its responsibilities.

The board may utilize the services of a search firm to help identify candidates for director who meet the qualifications outlined above.

Stockholders may recommend individuals to the independent directors for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials and a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of our common stock for at least a year as of the date such recommendation is made, to Independent Directors, c/o Corporate Secretary, Houston American Energy Corp, 801 Travis St., Suite 1425, Houston, Texas 77002. Assuming that appropriate biographical and background material has been provided on a timely basis, the stockholder-recommended candidates will be evaluated by following substantially the same process, and applying substantially the same criteria, as it follows for candidates recommended by our board or others. If the board determines to nominate a stockholder-recommended candidate and recommends his or her election, then his or her name will be included in the proxy card for the next annual meeting.

Stockholders also have the right under our bylaws to directly nominate director candidates, without any action or recommendation on the part of the board, by following the procedures set forth under “Deadline for Submission of Stockholder Proposals for the 2011 Annual Meeting” on page 17. Candidates nominated by stockholders in accordance with the procedures set forth in the bylaws will not be included in our proxy card for the next annual meeting.

Communicating with the Independent Directors

Our board will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. Our lead director, Mr. Hartzell, is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the other directors as he considers appropriate.

Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that the lead director, with the assistance of our counsel, considers to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we tend to receive repetitive or duplicative communications.

Stockholders who wish to send communications on any topic to the board should address such communications to Houston American Energy Corp, Board of Directors, c/o Corporate Secretary, 801 Travis St., Suite 1425, Houston, Texas 77002.

Board Leadership Structure and Risk Oversight Role

Our Chief Executive Officer also serves as Chairman of our Board of Directors. As noted, Stephen Hartzell presently serves as our “Lead Independent Director”. We believe that such a leadership structure is appropriate for our company given the small size of our company and our need to control costs and facilitate rapid response to market opportunities.

Our Board provides high level oversight with respect to our risk management activities, consisting principally of interfacing with management with regard to proper risk management policies and implementation of those policies. In general, the Board familiarizes itself with the risk management policies being pursued and the actual transactions carried out in that regard so as to assure that the policy is sound and the transactions undertaken are consistent with the policy. Given our position as a non-operator of our various properties, decisions regarding entry into derivative instruments to manage commodity price risk is typically vested in the property operators and, therefore, the Board believes that our company and management has little discretion with regard to risk management transactions.

Code of Conduct and Ethics

We have adopted a written code of conduct and ethics that applies to all our directors, officers and employees, including our chief executive officer and our chief financial and accounting officer. A current copy of the code can be found as an exhibit to our Current Report on Form 8-K, dated July 5, 2006 as filed with the SEC on July 6, 2006, located at www.sec.gov. In addition, we intend to post on our website or file under cover of Form 8-K all disclosures that are required by law or Nasdaq listing standards concerning any amendments to, or waivers from, any provision of the code.

SECTION 16(a) BENEFICIAL OWNERSHIP

REPORTING COMPLIANCE

Section 16(a) of the Exchange Act, or “Section 16(a)”, requires that directors, executive officers and persons who own more than ten percent of any registered class of a company’s equity securities, or “reporting persons,” file with the SEC initial reports of beneficial ownership and report changes in beneficial ownership of common stock and other equity securities. Reporting persons holding our stock are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file.

Based solely on our review of copies of these reports, and written representations from such reporting persons, we believe that all filings required to be made by reporting persons of our stock were timely filed for the year ended December 31, 2009 in accordance with Section 16(a).

RELATIONSHIP WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Change in Independent Registered Public Accounting Firm

On January 16, 2009, we dismissed Malone & Bailey as our independent registered public accounting firm and appointed GBH CPAs, PC as our independent registered public accounting firm.

For the year ended December 31, 2007, Malone & Bailey’s report contained no adverse opinion or any disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principle.

During the year ended December 31, 2007, and through January 16, 2009, there were no disagreements (as described under Item 304(a)(1)(iv) of Regulation S-K) with Malone & Bailey on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to Malone & Bailey’s satisfaction, would have caused Malone & Bailey to make reference thereto in their report on our financial statements for such year.

During the year ended December 31, 2007, and through January 16, 2009, there were no “reportable events” (as such term is defined in Item 304(a)(1)(v) of Regulation S-K) except that Malone & Bailey advised us of material weaknesses in our internal control over financial reporting as of December 31, 2007.

During the year ended December 31, 2007, and through January 16, 2009, we did not consult with GBH CPAs, PC regarding any of the matters or events set forth in Item 304(a)(2)(i) or (ii) of Regulation S-K.

Report of Audit Committee

The audit committee is responsible for assessing the information provided by management and our registered public accounting firm in accordance with its business judgment. Management is responsible for the preparation, presentation and integrity of our financial statements and for the appropriateness of the accounting principles and reporting policies that are used. Management is also responsible for testing the system of internal controls, and reports to the audit committee on any deficiencies found. Our registered public accounting firm was responsible for auditing the financial statements and for reviewing the unaudited interim financial statements.

The audit committee reviewed with our registered public accounting firm the overall scope and plan of the audit. In addition, it met with our registered public accounting firm, with and without management present, to discuss the results of GBH CPAs, PC’s examination, the evaluation of our system of internal controls, the overall quality of our financial reporting and such other matters as are required to be discussed under generally accepted auditing standards. The audit committee has also received from, and discussed with, our registered public accounting firm the matters required to be discussed by Statement on Auditing Standards 61 (Communication with Audit Committees).

The audit committee discussed with GBH CPAs, PC that firm’s independence from management and our company, including the matters in the written disclosures and the letter required by the Independence Standards Board Standard No. 1. The audit committee has also considered the compatibility of audit related and tax services with the auditors’ independence.

In fulfilling its oversight responsibilities, the audit committee has reviewed and discussed the audited financial statements in the Annual Report on Form 10-K for the year ended December 31, 2009 with both management and our registered public accounting firm. The audit committee’s review included a discussion of the quality and integrity of the accounting principles, the reasonableness of significant estimates and judgments, and the clarity of disclosures in the financial statements.

In reliance on the reviews and discussions referred to above, the audit committee recommended to the board, and the board has approved, that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2009 for filing with the SEC.

By the Audit Committee of the Board of Directors:

John Boylan, Audit Committee Chair

Edwin Broun III, Audit Committee Member

Stephen Hartzell, Audit Committee Member

Independent Registered Public Accounting Firm Fees

The following table summarizes the fees of GBH CPAs, PC, our registered public accounting firm in 2008 and 2009, billed to us for each of the last two fiscal years:

Fee Category	FY 2008	FY 2009
Audit Fees(1)	$78,335	$61,098
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees(2)	6,860	21,050
Total Fees	$85,195	$82,148

(1)	Audit fees consist of fees for the audit of our financial statements, the review of the interim financial statements included in our Quarterly Reports on Form 10-Q, and other professional services provided in connection with statutory and regulatory filings or engagements.
(2)	Other fees during fiscal 2008 consisted of $1,740 relating to filing of a registration statement and $5,120 relating to amendment of our annual report on Form 10-K for the fiscal year ended December 31, 2007. Other fees during fiscal 2009 consisted of $4,200 related to the review and consent of our Form S-3 filing, $2,200 related to submission of forms to the Agency of National Hydrocarbons in Colombia, and $14,650 related to a comfort letter issued in relation to our registered direct offering in December of 2009.

All fees set forth in the table above were approved by our audit committee.

Pre-Approval Policies and Procedures

The audit committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our registered public accounting firm. This policy generally provides that we will not engage our registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by the audit committee or the engagement is entered into pursuant to one of the pre-approval procedures described below.

From time to time, the audit committee may pre-approve specific types of services that are expected to be provided by our registered public accounting firm during the next 12 months. Any such pre-approval is detailed as to the particular services to be provided and is also generally subject to a maximum dollar amount.

The committee’s practice is to consider for approval, at its regularly scheduled quarterly meetings, all audit and non-audit services proposed to be provided by our registered public accounting firm. In situations where a matter cannot wait until the next regularly scheduled committee meeting, the chairman of the committee has been delegated authority to consider and, if appropriate, approve audit and non-audit services or, if in the chairman’s judgment it is considered appropriate, to call a special meeting of the committee for that purpose.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

Some banks, brokers and other nominee record holders may be participating in the practice of “householding”. This means that only one copy of our annual report and proxy statement will be sent to stockholders who share the same last name and address. Householding is designed to reduce duplicate mailings and save significant printing and postage costs.

If you receive a household mailing this year and would like to receive additional copies of our annual report and/or proxy statement, please submit your request in writing to: Houston American Energy Corp., 801 Travis St., Suite 1425, Houston, Texas 77002, Attention: Secretary or by calling Houston American Energy at (712) 222-6966. Any stockholder who wants to receive separate copies of the proxy statement in the future, or who is currently receiving multiple copies and would like to receive only one copy for his or her household, should contact his or her bank, broker, or other nominee record holder.

DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS

FOR THE 2011 ANNUAL MEETING

Any stockholders who wish to submit a proposal, pursuant to Rule 14a-8 under the Exchange Act, for inclusion in the proxy materials for our 2011 annual meeting of stockholders must ensure that it is received by our corporate secretary at our corporate headquarters, which are located at 801 Travis St., Suite 1425, Houston, Texas 77002, no later than December 27, 2010.

Our by-laws also establish an advance notice procedure for stockholders who wish to nominate candidates for election as directors or otherwise propose business for consideration at a stockholders meeting. We must receive a notice regarding stockholder nominations for director or other business at our corporate headquarters not less than 70 days nor more than 90 days prior to the first anniversary of the prior year’s stockholder meeting, provided, however, that in the event we do not publicly announce the date of the applicable annual meeting by mail, press release or otherwise more than 70 days prior to the meeting, we must receive the notice no later than the tenth day following the day on which such announcement of the date of the meeting is made. Any such notice must contain certain specified information concerning the persons to be nominated or proposed business and the stockholder submitting the nomination or business, all as set forth in our by-laws. The presiding officer of the meeting may refuse to acknowledge any director nomination or business not made in compliance with such advance notice requirements. We have not publicly announced the date of the 2010 annual meeting prior to the mailing of this notice and proxy statement. Accordingly, an appropriate notice from a stockholder regarding nominations for director or other business to be acted on at the 2010 annual meeting must be received within ten days of this mailing.

Any stockholders wishing to submit proposals intended to be presented at our 2011 annual meeting of stockholders that are not submitted pursuant to Exchange Act Rule 14a-8 must ensure that they are received by us not later than April 6, 2011 and not earlier than March 17, 2011. The persons designated in the proxy card will be granted discretionary authority with respect to any stockholder proposal not timely submitted to us.

By Order of the Board of Directors,

JOHN TERWILLIGER

Chairman

April 26, 2010

THE BOARD ENCOURAGES STOCKHOLDERS TO ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. A PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE ANNUAL MEETING AND YOUR COOPERATION WILL BE APPRECIATED. STOCKHOLDERS WHO ATTEND THE ANNUAL MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

HOUSTON AMERICAN ENERGY CORP.

801 Travis St., Suite 1425

Houston, Texas 77002

Proxy for Annual Meeting of Shareholders

to be held on June 15, 2010

This Proxy is solicited on behalf of the Board of Directors

The undersigned hereby appoints John F. Terwilliger and James J. Jacobs, and each of them, as Proxies, with full power of substitution in each of them, in the name, place and stead of the undersigned, to vote at an Annual Meeting of Shareholders (the “Meeting”) of Houston American Energy Corp., a Delaware corporation (the “Company”), on June 15, 2010, at 10:00 a.m., or at any adjournment or adjournments thereof, in the manner designated below, all of the shares of the Company’s common stock that the undersigned would be entitled to vote if personally present.

(1)	Election of directors:

	☐	FOR ALL NOMINEES LISTED BELOW			☐	WITHHOLD AUTHORITY TO VOTE FOR
		(except as marked to the contrary below)				ALL NOMINEES LISTED BELOW

INSTRUCTION: To withhold authority to vote for any individual nominees, strike a line through the nominee’s name in the list below.

	Stephen Hartzell (Class A Director Nominee)				Edwin Broun III (Class A Director Nominee)

(2)	Proposal to ratify the appointment of GBH CPAs, PC as the Company’s independent registered public accounting firm

	☐	FOR	☐	AGAINST		☐ ABSTAIN

(3)	In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting.

	☐	GRANT AUTHORITY			☐	WITHHOLD AUTHORITY

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR MANAGEMENT’S NOMINEES FOR DIRECTOR LISTED IN THIS PROXY, FOR PROPOSAL 2, AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO ANY OTHER MATTERS PROPERLY BROUGHT BEFORE THE SHAREHOLDERS AT THE MEETING.

Please sign exactly as your name appears hereon. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee, guardian, or corporate officer, please indicate the capacity in which signing.

DATED: , 2010

Signature:

Signature if held jointly:

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE